ASSIGNMENT AND ASSUMPTION OF PURCHASE AND SALE AGREEMENT

UNITED REALTY CAPITAL, LLC., a Delaware limited liability company having its principal place of business at 60 Broad Street, 34th Floor, New York, NY 10004 (hereinafter "Assignor"), for good and valuable consideration paid by UNITED REALTY CAPITAL OPERATING PARTNERSHIP L.P., a Delaware limited partnership having its principal place of business at 60 Broad Street, 34th Floor, New York, NY 10004 (hereinafter "Assignee"), the receipt and sufficiency of which is hereby acknowledged by Assignor and Assignee, does hereby assign, transfer, and convey to Assignee, all right, title and interest of Assignor in and to that certain Purchase and Sale Agreement by and between Assignor and 82ND-17, LLC, a South Carolina limited liability company, dated as of November 22, 2013 (the "PSA") for the acquisition of that certain property located at 945 82nd Avenue, Horry County, South Carolina (Parcel ID No.: 165-08-02-026).

TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns, from and after the date hereof and Assignee, from and after the date hereof, assumes and agrees to perform in full and in a timely manner each obligation of Assignor under the PSA.

Dated this 28th day of April, 2014.

ASSIGNOR:

UNITED REALTY CAPITAL, LLC

By: ______________________________
Name: Barry Funt
Title: President

ASSIGNEE:

UNITED REALTY CAPITAL OPERATING PARTNERSHIP L.P.

By: UNITED REALTY TRUST, INC., its General Partner

By: authorized Signatory
Name: Jacob Frydman
Title: Authorized Person